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                                                                     EXHIBIT 4.1



                                    DELAWARE

 [Cert. No.]                                         [Number of Shares]
 COMMON STOCK                                         CUSIP 242370 10 4
$.01 PAR VALUE                              SEE REVERSE FOR CERTAIN DEFINITIONS

                                     [LOGO]

This Certifies that:



is the owner of

           FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

                               DEAN FOODS COMPANY

                               [Number of Shares]

DATED:

-------------------------------------
PRESIDENT AND CHIEF EXECUTIVE OFFICER             COUNTERSIGNED AND REGISTERED:

-------------------------------------
EXECUTIVE VICE PRESIDENT, CHIEF ADMINISTRATIVE OFFICER,
GENERAL COUNSEL AND SECRETARY



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         The Corporation will furnish to any shareholder upon request and without charge, a summary of the designations, relative rights, preferences and limitations of the shares of each class and of each series of each preferred or special class, so far as the same have been fixed, and the authority of the Board to establish other series and to fix the relative rights, preferences and limitations of the shares of any class or series by amendment of the articles.




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                                                   [Cert. No.]

       [Number of Shares]                          [Number of Shares]

                               Dean Foods Company







       [Date]